Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries Announces Expansion of Chemical Processing Facilities,

Upcoming Presentation at Independent Petroleum Association of America Florida

Oil & Gas Investment Symposium

HOUSTON, January 31, 2012—Flotek Industries, Inc. (NYSE: FTK) announced today that it has completed an initial expansion of its Marlow, Oklahoma chemical production facility.

“As we continue to expand into liquids-rich unconventional resource plays, the recent expansions of our Marlow facility are key to meeting client demand, exceeding client’s delivery and service expectations and cost-effectively planning for future growth,” said John Chisholm, Chairman and President of Flotek Industries. “We are pleased with this step in our growth process and look forward to continuing to anticipate the needs of our clients as we gain traction in new basins in both domestic and international markets.”

The growth plan provides for more rapid production and mixing capabilities as well as additional capacity. The expansion more than doubles Flotek’s total blending tank capacity. In addition, the improvements increase total bulk storage by over 150% to 398,500 gallons from 158,500 gallons. The completed addition of dry material silos also provide for more efficiency in preparing dry compounds for delivery. In the planning process, Flotek also purchased property adjacent to the current facility which provides necessary land to expand its liquid bulk tank storage facilities.

In addition to increasing capacity, the expansion also enhances efficiency and safety at the facility, allowing Flotek to better anticipate and respond to client needs with industry-leading safety standards.

“Growing demand for Flotek’s patented Complex Nanofluids requires us to become even more efficient in our production processes,” added Chisholm. “The planning and execution of this expansion allow us not only to more efficiently and effectively meet existing client needs but to meet future growth which our clients indicate will be needed as liquids plays expand in the coming months. In addition, the purchase of additional real estate adjacent to our existing facility provides for the development of new liquids storage capacity which will further enhance our future growth.”

A pictorial description of the expansion can be found on Flotek’s homepage, www.flotekind.com.

Presentation to IPAA Florida Oil & Gas Investment Symposium

Flotek will make a presentation at the Independent Petroleum Association of America (IPAA) Florida Oil and Gas Investment Symposium in Hollywood, Florida on Thursday, February 2, 2012. John Chisholm, Chairman and President of Flotek, will present to conference attendees beginning at 11:45am EST.

The presentation will be webcast live beginning at 11:45am EST on Thursday, February 2, 2012 and can be accessed from Flotek’s website, www.flotekind.com. The presentation slides will be available on the Flotek website coincident with the conference presentation.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.